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                                  April 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.26
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 13,600,294   7.827%    $   88,714    $   88,714   $  875,261       12,725,033
  R                100             0   7.827%             0             0            0                0
  B-1        5,257,000     1,970,102   7.827%        12,851        12,851       51,703        1,918,399
  B-2       13,142,815     4,925,374   7.827%        32,128        32,128      129,261        4,796,112

          $350,471,515    20,495,770             $  133,693    $  133,693   $1,056,226     $ 19,439,544




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